Exhibit 99.1

                             SUBSCRIPTION AGREEMENT
                             ----------------------

United Liberty Business Services
C/o Law Offices of Thomas C. Cook
500 N. Rainbow, Suite 300
Las Vegas, NV  89017

Attn:  Mr. Thomas Cook, Esq., Escrow Agent

       Re:  Prospectus, dated ______________ 2008

Dear Mr. Cook:

The undersigned investor ("Investor") in this Subscription Agreement ("Agreement") hereby acknowledges receipt of the prospectus ("Prospectus"), dated __________________, 2008 of UNITED LIBERTY BUSINESS SERVICES, a Nevada corporation, and subscribes for the following number of shares upon the terms and conditions set forth in the Prospectus. The Investor agrees that this Agreement is subject to availability and acceptance by UNITED LIBERTY BUSINESS SERVICES.

The Investor hereby subscribes for ____________ shares of UNITED LIBERTY BUSINESS SERVICES's common stock ("Common Stock") at $0.02 per share, for an aggregate purchase price of $____________. Enclosed is the Investor's check made payable to "Thomas C. Cook Client Trust Account," with UNITED LIBERTY BUSINESS SERVICES written on the reference line of the check. The check is to be sent care of Thomas C. Cook, Esq. at the above listed address for the Company.

The Investor hereby acknowledges that Thomas C. Cook Client Trust Account is acting solely as escrow holder in connection with the offering of Common Stock and Mr. Thomas C. Cook, Esq. makes no recommendation with respect to this offering or any person or entity involved in the offering.

Accepted and Agreed:

                                        ________________________________________
Signature of Investor

                                        ________________________________________
Print Full Name

                                        ________________________________________
Street Address

                                        ________________________________________
City, State, Zip

                                        ________________________________________
Area Code and Telephone Number

                                        ________________________________________
Social Security Number

Accepted and Agreed:

UNITED LIBERTY BUSINESS SERVICES

                                        By:_____________________________________
David Selmon


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